SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): October 9, 1997


                             Ranger Industries, Inc.
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             (Exact Name of Registrant as Specified in its Charter)





Connecticut                     1-5673                               06-0768904
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(State or Other               (Commission                      (I.R.S. Employer
Jurisdiction of              File Number)                        Identification
incorporation)                                                            No.)





                One Regency Drive, Bloomfield, Connecticut 06002
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               (Address of Principal Executive Offices) (Zip Code)





                                  860-726-1208
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              (Registrant's Telephone Number, Including Area Code)

640302.1
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ITEM 5.           Other Events.

         In 1996, the bankruptcy court, which had confirmed the Registrant's bankruptcy reorganization plan in 1990, ordered the closing of the reorganization trust created by that plan (the "Reorganization Trust"), and the payment to the Registrant of any funds thereafter received by the trustee of the Reorganization Trust (the "Reorganization Trustee"). In July 1997, the Reorganization Trustee notified the Registrant that it had received approximately $793,000 (the "New Money") after the closing of the Reorganization Trust as a distribution on a bankruptcy claim filed by the Registrant in 1983 of which the Reorganization Trustee was unaware. The Reorganization Trustee also notified the Registrant that it had applied to the bankruptcy court (the "Application") for an order authorizing the Reorganization Trustee to distribute the New Money to the Registrant's bankruptcy creditors, rather than the Registrant.

         The Registrant filed an objection to the Application, and the Reorganization Trustee withdrew the Application on or about September 15, 1997. On October 9, 1997, the Reorganization Trustee paid over the full amount of the New Money, plus interest earned thereon, for a total payment to the Registrant of $802,160. The Board has not determined whether to apply any of the New Money to the payment of the indebtedness owed to affiliates of Mr. Isaac Perlmutter, a member of the Board of Directors, in the amount of approximately $450,000.


ITEM 7.           Financial Statements and Exhibits.

                  None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RANGER INDUSTRIES, INC.
                                          (Registrant)


Date:  October 9, 1997
                                           By:  /s/ Morton E. Handel
                                                ------------------------------
                                                 Morton E. Handel, President
                                                  and Chief
                                                     Executive Officer


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